UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 22, 2008

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On May 22, 2007, at the Annual Meeting of Shareholders of Anworth Mortgage Asset Corporation (the “Company”), the shareholders approved a proposal, which was previously advised by the Board of Directors, to increase the authorized number of shares of common stock, par value $0.01 per share, from 100 million to 200 million.

On May 27, 2008, the Company filed with the State Department of Assessments and Taxation of the State of Maryland Articles of Amendment to its Amended Articles of Incorporation. The Articles of Amendment (i) increases the total number of shares of stock of all classes which the Company has authority to issue from 120,000,000 to 220,000,000 shares, of which 200,000,000 shares are initially classified as common stock and 20,000,000 shares are classified as preferred stock, and (ii) increases the aggregate par value of all shares of stock of all classes from $1.2 million to $2.2 million. None of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of any class of the Company’s capital stock was changed by the Articles of Amendment.

A copy of the Articles of Amendment to Amended Articles of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description

3.1	Articles of Amendment to Amended Articles of Incorporation of Anworth Mortgage Asset Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: May 27, 2008	By:	/s/ Lloyd McAdams
Lloyd McAdams Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

3.1	Articles of Amendment to Amended Articles of Incorporation of Anworth Mortgage Asset Corporation